Exhibit 10.6

Base Salaries of Executive Officers of the Registrant

As of March 1, 2010, the following are the base salaries (on an annual basis) of the executive officers (as defined in Item 402 (a)(3) of Regulation S-K) of Old Point Financial Corporation:

Robert F. Shuford, Sr.	$300,000
Chairman, President & Chief Executive Officer
Old Point Financial Corporation

Louis G. Morris	$275,000
Executive Vice President/OPNB
Old Point Financial Corporation

Robert F. Shuford, Jr.	$187,500
Senior Vice President/Operations
Old Point Financial Corporation

Joseph R. Witt	$185,000
Senior Vice President/Corporate Banking
Old Point Financial Corporation

Melissa L. Burroughs	$172,500
Senior Vice President/Lending & Business Development
Old Point Financial Corporation

Laurie D. Grabow	$170,000
Chief Financial Officer & Senior Vice President/Finance
Old Point Financial Corporation

Eugene M. Jordan, II	$160,000
Executive Vice President/Trust
Old Point Financial Corporation